Exhibit 5.1

June 1, 2007

Edge Petroleum Corporation

Travis Tower

1301 Travis, Suite 2000

Houston, Texas 77002

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by Edge Petroleum Corporation, a Delaware corporation (the “Company”), and the subsidiary guarantors named in Schedule I hereto (the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) unsecured debt securities of the Company (“Debt Securities”), (ii) shares of preferred stock, par value $.01 per share, of the Company (“Preferred Stock”), (iii) shares of common stock, par value $.01 per share, of the Company (“Common Stock”), (iv) warrants to purchase other securities (“Warrants”) and (v) guarantees of Debt Securities by the Subsidiary Guarantors (“Subsidiary Guarantees,” and, together with the Debt Securities, the Preferred Stock, the Common Stock and the Warrants, the “Securities”) that may be issued and sold from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $[   ], certain legal matters in connection with the Securities are being passed upon for you by us.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the Restated Certificate of Incorporation and Bylaws, each as amended to date, of the Company (the “Charter Documents”); (ii) the charter and bylaws of each of the Subsidiary Guarantors; (iii) the form of Indenture filed as Exhibit 4.1 to the Registration Statement to be executed by the Company, as issuer, the Subsidiary Guarantors, as potential subsidiary guarantors, and the trustee thereunder (the “Senior Debt Indenture”) pursuant to which senior Debt Securities may be issued; (iv) the form of Indenture filed as Exhibit 4.2 to the Registration Statement to be executed by the Company, as issuer, the Subsidiary Guarantors, as potential subsidiary guarantors, and the trustee thereunder (the “Subordinated Debt Indenture”) pursuant to which subordinated Debt Securities may be issued; and (v) corporate records of the Company and the Subsidiary Guarantors, including minute books of the Company and the Subsidiary Guarantors, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.  In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates.  In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the other parties thereto; (v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1.             The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

2.             Each of the Subsidiary Guarantors is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization.

3.             With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, for the consideration approved by the Company Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

4.             With respect to shares of Preferred Stock, when (i) the Company Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a “Certificate of Designations”), and such Certificate of Designations has been filed with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, for the consideration approved by the Company Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

5.             With respect to Debt Securities to be issued under the Senior Debt Indenture and any Subsidiary Guarantees included in the Debt Securities, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors and the trustee thereunder, (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Company Board and, if applicable, the Board of Directors of each Subsidiary Guarantor, has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, for the consideration approved by the Company Board, such Debt Securities and any Subsidiary Guarantees included in the Debt Securities will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity

(regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.

6.             With respect to Debt Securities to be issued under the Subordinated Debt Indenture and any Subsidiary Guarantees included in the Debt Securities, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors and the trustee thereunder, (ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Company Board and, if applicable, the Board of Directors of each Subsidiary Guarantor has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, for the consideration approved by the Company Board; such Debt Securities and any Subsidiary Guarantees included in the Debt Securities will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.

7.             With respect to Warrants, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, (iii) neither the Warrants or any Warrant Agreement includes any provision that is unenforceable, and (iv) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectuses forming a part of the Registration Statement.  In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

Schedule I

Potential Subsidiary Guarantors

Edge Petroleum Operating Company, Inc., a Delaware corporation

Edge Petroleum Exploration Company, a Delaware corporation

Edge Petroleum Production Company, a Delaware corporation

Miller Exploration Company, a Delaware corporation

Miller Oil Corporation, a Michigan corporation